Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-272124 and 333-265020) and Form S-8 (Nos. 333-265021 and 333-211398) of RenaissanceRe Holdings Ltd. of our report dated October 27, 2023 relating to the financial statements of the Specialty Business of Validus Specialty, LLC, which appears in Exhibit 99.3 of this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers Ltd.

Hamilton, Bermuda

January 11, 2024